Exhibit 99.1

Pansoft Reports Third Quarter 2009 Financial Results

WESTPORT, CT--(Marketwire - 11/13/09) - Pansoft Company Limited (NASDAQ: PSOF - News), a leading ERP software service provider for the oil and gas industry in China, today announced its unaudited financial results for the quarter ended September30, 2009.

Third Quarter 2009 Highlights

•	Total revenue was $2,205,469, increased by 1.6% from $2,171,038 in the third quarter of 2008.

•	Gross profit was $1,177,122, a decrease of 20.3% compared to the result for the same period in 2008 and gross margin for 3Q09 was 53.4% compared to 68.0% for the same period in 2008.

•	** Non-GAAP income from operations was $835,762, a 34% decrease compared to the same period last year.

•	** Non-GAAP net income was $839,182, a decrease of 21% compared to the result for the same period in 2008.

•	Net income was $688,055, a decrease of 35.2% compared to $1,061,869 for the same period in 2008.

** Non-GAAP measures are described below and reconciled to the corresponding GAAP measures in the section entitled “Reconciliation of Non-GAAP to GAAP Results.”

Allen Zhang, CFO of Pansoft, commented on the financial results.  He said, “I am pleased to see our nine months revenue grow at a brisk pace of 45% compared to the same period in prior year.  We are well on track to deliver the 40% annual sales growth we projected at the beginning of this year.  While the third quarter earnings were lower compared to prior year mainly due to the timing difference in revenue recognition, we are confident that our fourth quarter financial results should be improved significantly.”

Financial Results

During the third quarter of 2009, large software system integration and development projects comprised a higher proportion of total revenue.  The total revenue was $2,205,469 reflecting a 1.6% increase from $2,171,038 in the third quarter of 2008.  The small revenue increase in this period compared to the same period in 2008 was due to the seasonality of the company’s revenue pattern.  A large proportion of the revenue is usually recognized in the last quarter of any given year.  During the first nine months of 2009, total revenue was $5,145,375, a 45% increase from $3,548,302 in the first nine months of 2008.  This significant increase was due to the following: a large sales contract with our major client in the first quarter of 2009 to provide equipment for system implementation; a new business contract signed by our new Hong Kong branch; the organic growth of our current running projects; and the natural extension of the large system projects completed in the past.

Pansoft’s cost of revenue increased by $333,344, or 48%, to $1,028,347, for the three months ended September 30, 2009, from $695,003 for the same period in 2008.  The cost of revenue for the nine months ended September 30, 2009 was $2,743,265, a 59% increase from $1,725,420 for the same period in 2008. The large increase in cost was primarily due to higher employees’ compensation cost. We recruited a large number of professionals to meet the demands of the accelerated business growth.  The employee headcount nearly doubled in the project implementation and development team.

For the three months ended September 30, 2009, our gross profit was $1,177,122, compared to $1,476,035 for the same period in 2008, a 20.3% decrease.  For the three months ended September 30, 2009 our gross margin decreased to 53.4%, from 68.0% for the same period in 2008.  This 14.6% decrease in the margin was mainly due to an increase in the costs associated with faster business growth in the third quarter of 2009.  For the nine months ended September 30, 2009, our gross profit was $2,402,110, compared to $1,822,882 for the same period in 2008, reflecting a 31.8% increase.  For the nine months ended September 30, 2009, our gross margin was 46.7%, a slight decrease from 51.4% for the same period in 2008.

For the three months ended September 30, 2009, our operating expenses increased to $492,487 from $205,107 for the same period in 2008, or a 140% increase.  For the third quarter 2009, our general and administrative expenses decreased slightly to $116,968 from $130,828 in the third quarter of 2008, a 10.6% decrease.  The increase in selling expenses (by 1012%, from period to period) was primarily due to the overhead allocation for the newly established sales and marketing department.  Operating expenses also included an increase of 379% in the expenses for professional fees (for services relating to our NASDAQ listing and publicity in the U.S.), accounting for 26% of the total operating expenses.  There was a 290% increase in the non-cash expense of stock options issued to our employees, accounting for 31% of our total operating expenses.  These expenses contributed significantly to the total increase of our operating expenses during this period as compared to the same period in 2008 in which we did not incur such expenses.

For the nine months ended September 30, 2009, our G&A expenses increased to $366,210, from $211,091 for the same period in 2008, or a 73.5% increase.  This increase was driven by the bonus payment in the first quarter to certain employees for their performance in 2008.  Our selling expense increased significantly for the nine months ended September 30, 2009 compared to the same period in 2008 due to increased headcount in our new sales and marketing department.  In addition, for the same reason stated above, the professional fee and stock option expense increased 238% and 1170%, respectively, from the same period in 2008.

Operating income was $684,635, for the three months ended September 30, 2009, a 46% decrease from $1,270,928 for the same period in 2008 mainly due to a large increase in stock option cost amortized and professional fees paid in the third quarter of 2009.  For the nine months ended September 30, 2009, operating income was $1,026,958, or a 30.2% decrease from $1,470,818 for the same period in 2008.

The net income was $688,055 for the three months ended September 30, 2009, a decrease of $373,814, or 35.2%, from 1,061,869 for the same period in 2008. Comprehensive income for the three months ended September 30, 2009 was $698,524, a decrease of 37.7% from $1,120,720 for the same period in 2008. The decrease was due to a much smaller currency exchange gain in the period.  For the nine months ended September 30, 2009, net income was $1,071,275, a decrease of $233,080, or 17.9% from $1,304,355 for the same period in 2008.  In the same period, comprehensive income was $1,064,027, decreased by 35.8% from $1,657,234 for the same period in 2008 due to the unfavorable currency exchange rate.

Business Outlook

For the nine months ended September 30, 2009, our revenue was $5.1 million, a 45% increase compared to $3.5 million of revenue reported during the same period in 2008.  We continue to reiterate our projection of 40% annual revenue growth made in the beginning of 2009 based on accomplishments achieved so far this year and the expectation that a large proportion of our revenue will be recognized in the last quarter in 2009.  Achievement of this projection is dependent on successful conclusion of certain contracts that are awaiting final approval with major customers during the fourth quarter.

In the third quarter 2009, our net income decreased compared to that in the same period in 2008.  This was due to increases in non-cash charges for option expense and professional service charges, which increased 290% and 379%, respectively and together they account for 57% of operating costs.  Additionally, the small top line growth was mainly driven by a difference in the timing of revenue recognition.  Costs for most on-going projects was front-loaded in the early quarters, while a large proportion of our revenue can only be recognized when the contracts are concluded which we expect will occur in the last quarter.  We expect our profit margins to improve significantly once this fourth quarter revenue is recognized.

We believe that demand for our services will continue to grow as a result of our brand name and reputation for delivering high quality services at competitive prices in the ERP industry in China.  We intend to continue delivering solid revenue and to ramp up our development capacity focusing on building a pipeline of new business by leveraging our significant technology and application know-how in providing customized and system integration services.  Meanwhile, we will continue to maintain our corporate policy of controlling and reducing costs and expenses.  With a strong cash reserve, we are seeking potential acquisition targets that will allow us to enter into new markets and further expand our revenue base and improve profit margin.

Non-GAAP Measures

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of the Company’s performance, should be considered in addition to, not as a substitute for, measures of the Company’s financial performance prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  The Company’s non-GAAP financial measures may be defined differently than similar terms used by other companies.  Accordingly, care should be exercised in understanding how the Company defines its non-GAAP financial measures.

Reconciliations of the Company’s non-GAAP measures to the nearest GAAP measures are set forth in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”  These non-GAAP measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP gross margin.

The Company’s management uses non-GAAP financial measures to gain an understanding of the Company’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects.  The Company’s non-GAAP financial measures exclude certain special items, including stock-based compensation charge and amortization of intangible assets from its internal financial statements for purposes of its internal budgets.  Non-GAAP financial measures are used by the Company’s management in their financial and operating decision-making, because management believes they reflect the Company’s ongoing business in a manner that allows meaningful period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures provide useful information to investors and others in the following ways: 1) in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose, and 2) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.  The Company’s management further believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses, gains and losses (i) that are not expected to result in future cash payments or (ii) that are non-recurring in nature or may not be indicative of its core operating results and business outlook.

The Company’s management believes excluding stock-based compensation from its non-GAAP financial measures is useful for itself and investors, as such expense will not result in future cash payment and is not an indicator used by management to measure the Company’s core operating results and business outlook.

The Company’s management believes excluding the non-cash amortization expense of intangible assets from its non-GAAP financial measures is useful for itself and investors because they enable a more meaningful comparison of the Company’s cash performance between reporting periods.  In addition, such charges will not result in cash settlement in the future.

The non-GAAP financial measures have limitations. They do not include all items of income and expense that affect the Company’s operations.  Specifically, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and, with respect to the non-GAAP financial measures that exclude certain items under GAAP, do not reflect any benefit that such items may confer to the Company.  Management compensates for these limitations by considering the Company’s financial results as determined in accordance with GAAP.

Pansoft Company Limited
Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	For The Three Months Ended September 30				For The Nine Months Ended September 30
	2009	2008	Change	%	2009	2008	Change	%
	(Unaudited)	(Unaudited)	US $		(Unaudited)	(Unaudited)	US $

Sales	$2,205,469	2,171,038	34,431	1.6%	$5,145,375	3,548,302	1,597,073	45.0%
Cost of Sales	1,028,347	695,003	333,344	48.0%	2,743,265	1,725,420	1,017,845	59.0%
Gross Profit	1,177,122	1,476,035	(298,913)	(20.3%)	2,402,110	1,822,882	579,228	31.8%
Gross Margin	53.4%	68.0%	(14.6%)		46.7%	51.4%	(4.7%)

Operating expenses:
General and administrative expenses	116,968	130,828	(13,860)	(10.6%)	366,210	211,091	155,119	73.5%
Selling expenses	94,620	8,506	86,114	1012.4%	216,414	15,037	201,377	1339.2%
Professional fees	129,781	27,112	102,669	378.7%	300,168	88,649	211,519	238.6%
Stock based compensation	151,127	38,815	112,312	289.4%	493,101	38,815	454,286	1170.4%
Gain on disposition of property and equipment	(9)	(154)	145	(94.2%)	(741)	(1,528)	787	(51.5%)
Total operating expenses	492,487	205,107	287,380	140.1%	1,375,152	352,064	1,023,088	290.6%
Income from operations	684,635	1,270,928	(586,293)	(46.1%)	1,026,958	1,470,818	(443,860)	(30.2%)

Other income	(915)	-	(915)	NM	(4,687)	537	(5,224)	(972.8%)
Government grant	17	-	17	NM	160,998	-	160,998	NM
Finance cost	22	(455)	477	(104.8%)	-	(873)	873	(100.0%)
Interest income	38,060	27,555	10,505	38.1%	101,648	70,032	31,616	45.1%
Income before provision from income taxes	721,819	1,298,028	(576,209)	(44.4%)	1,284,917	1,540,514	(255,597)	(16.6%)

Income taxes	33,764	236,159	(202,395)	(85.7%)	213,642	236,159	(22,517)	(9.5%)
Net income	688,055	1,061,869	(373,814)	(35.2%)	1,071,275	1,304,355	(233,080)	(17.9%)

Other comprehensive (loss) income	10,469	58,851	(48,382)	(82.2%)	(7,248)	352,879	(360,127)	(102.1%)
Comprehensive income	$698,524	$1,120,720	(422,196)	(37.7%)	$1,064,027	1,657,234	(593,207)	(35.8%)

Basic and diluted net income per share	$0.13	$0.23	$(0.10)	(43.5%)	$0.20	0.30	$(0.10)	(33.3%)
Basic and diluted weighted average number of shares outstanding	5,438,232	4,525,189			5,438,232	4,334,582

Pansoft Company Limited
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
	For Three Months Ended September 30, 2009
	Actual			Non US GAAP
	Results	Adjustment		Results
	(Unaudited)

Sales	$2,205,469			$2,205,469
Cost of sales	1,028,347			1,028,347
Gross profit	1,177,122			1,177,122

Operating expenses:
General and administrative expenses	116,968			116,968
Selling expenses	94,620			94,620
Professional fees	129,781			129,781
Stock based compensation	151,127	(a)	(151,127)	-
Gain on disposition of property and equipment	(9)			(9)
	492,487			341,360
Income from operations	684,635			835,762

Other income	(915)			(915)
Government grant	17			17
Finance cost	22			22
Interest income	38,060			38,060
Income before provision from income taxes	721,819		151,127	872,946

Income taxes	33,764			33,764
Net income	688,055			839,182

Other comprehensive (loss) income	10,469			10,469
Comprehensive income	$698,524			$849,651

(a) To adjust stock-based compensation charges
No Adjustment made for the same period in 2008 as there was no stock-based compensation occurred.

Pansoft Company Limited
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
	For Nine Months Ended September 30, 2009
	Actual			Non US GAAP
	Results	Adjustment		Results
	(Unaudited)

Sales	$5,145,375			$5,145,375
Cost of Sales	2,743,265			2,743,265
Gross Profit	2,402,110			2,402,110

Operating expenses:
General and administrative expenses	366,210			366,210
Selling expenses	216,414			216,414
Professional fees	300,168			300,168
Stock based compensation	493,101	(a)	(493,101)	-
Gain on disposition of property and equipment	(741)			(741)
	1,375,152			$882,051
Income from operations	1,026,958			$1,520,059

Other income	(4,687)			(4,687)
Government grant	160,998			160,998
Finance cost	-			-
Interest income	101,648			101,648
Income before provision from income taxes	1,284,917		493,101	$1,778,018

Income taxes	213,642			213,642
Net income	1,071,275			$1,564,376

Other comprehensive (loss) income	(7,248)			(7,248)
Comprehensive income	$1,064,027			$1,557,128

(a) To adjust stock-based compensation charges
No Adjustment made for the same period in 2008 as there was no stock-based compensation occurred.

Pansoft Company Limited
Condensed Consolidated Balance Sheets

	As of
	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$11,838,583	$12,185,950
Accounts receivable, net of allowance for
doubtful accounts $132,209 (2008: $152,070)	477,327	1,136,159
Unbilled revenue	4,018,440	2,221,142
Prepayments, deposits and other receivables	144,321	107,785
Inventories	170,673	68,348
Total current assets	16,649,344	15,719,384

Property and equipment, net	711,632	650,708
Deferred software development cost	18,311	73,287
Total assets	17,379,287	16,443,379

Liabilities
Current liabilities
Accounts payable and accrued liabilities	216,700	905,748
Deferred revenue	238,567	181,192
Income tax payable	1,992	192,470
Deferred income taxes	372,306	172,505
Total current liabilities	829,565	1,451,915

Deferred income taxes	19,661	18,531
Total liabilities	849,226	1,470,446

Stockholders' equity
Common stock (30,000,000 common shares authorized;
par value of $0.0059 per share; 5,438,232 share issued
and outstanding as of September 30, 2009	32,080	32,080
Additional paid-in capital	8,715,155	8,222,054
Retained earnings	6,782,389	5,711,114
Statutory reserves	363,063	363,063
Accumulated other comprehensive income	637,374	644,622
Total stockholders' equity	16,530,061	14,972,933

Total liabilities and stockholders' equity	$17,379,287	$16,443,379

The accompanying notes are an integral part of these condensed consolidated financial statements

Forward-Looking Statements

This press release contains forward-looking statements concerning Pansoft Company Limited, which include but are not limited to, statements regarding Pansoft’s acquisition strategies, timing of development projects and efforts to achieve business growth, improvement on profit margin and anticipated revenue growth.  The actual results may differ materially depending on a number of risk factors including but not limited to, the following: general economic and business conditions, development, shipment and market acceptance of products, additional competition from existing and new competitors, changes in technology or product techniques, and various other factors beyond its control.  All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission.  Pansoft Company Limited undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

About Pansoft Company Limited

Pansoft is a leading enterprise resource planning ("ERP") software and professional services provider for the oil and gas industry in China.  Its ERP software offers comprehensive solutions in various business operations including accounting, order processing, delivery, invoicing, inventory control and customer relationship management.

Contact:

Pansoft Company Limited
Allen Zhang, +86-531-8887-1159
allen.zhang@pansoft.com
or
Great Wall Research LLC
Sheena Shen, +1-203-252-7266
sshen@greatwallresearch.com